EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-133841) pertaining to the 1991 Employee Stock Plan of Genentech, Inc.,
(2)	Registration Statement (Form S-3 No. 333-37072) of Genentech, Inc.,
(3)	Registration Statement (Form S-8 No. 333-115219) pertaining to the 1999 Stock Plan, 1991 Employee Stock Plan, and 2004 Equity Incentive Plan of Genentech, Inc.,
(4)	Registration Statement (Form S-8 No. 333-87444) pertaining to the 1999 Stock Plan of Genentech, Inc.,
(5)	Registration Statement (Form S-8 No. 333-94749) pertaining to the Tax Reduction Investment Plan of Genentech, Inc.,
(6)	Registration Statement (Form S-8 No. 333-90669) pertaining to the 1999 Stock Plan and 1991 Employee Stock Plan of Genentech, Inc.,
(7)	Registration Statement (Form S-8 No. 333-83989) pertaining to the 1999 Stock Plan and 1991 Employee Stock Plan of Genentech, Inc., and
(8)	Registration Statement (Form S-8 No. 333-83157) pertaining to the 1990 Stock Option/Stock Incentive Plan, 1994 Stock Option Plan, and 1996 Stock Option/Stock Incentive Plan of Genentech, Inc.;

of our reports dated February 5, 2008, with respect to the consolidated financial statements and schedule of Genentech, Inc. and the effectiveness of internal control over financial reporting of Genentech, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ ERNST & YOUNG LLP

Palo Alto, California
February 21, 2008